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As filed with the Securities and Exchange Commission on September 28, 2016

Registration No. 333-213625

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HERITAGE COMMERCE CORP
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	77-0469558 (I.R.S. Employer Identification Number)

Heritage Commerce Corp
150 Almaden Boulevard
San Jose, CA 95113
(408) 947-6900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Lawrence D. McGovern
Executive Vice President
Chief Financial Officer
150 Almaden Boulevard
San Jose, California 95113
(408) 947-6900
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Mark A. Bonenfant, Esq.
Buchalter Nemer
A Professional Corporation
1000 Wilshire Boulevard, Suite 1500
Los Angeles, California 90017
(213) 891-0700

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        Heritage Commerce Corp is filing this Amendment No. 1 (the "Amendment") to its Registration Statement on Form S-3 (File No. 333-213625) soley to file a revised Part II to include changes to Item 16 (Exhibits) and a revised Exhibit Index. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibit. The prospectus is unchanged and has been omitted.

 PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        Set forth below is an estimate of the approximate amount of fees and expenses which we may incur in connection with the issuance and distribution of the securities being registered, other than underwriting compensation.

Securities and Exchange Commission registration fee	$10,070
Listing fees		*
Accounting fees and expenses		*
Legal fees and expenses		*
Blue Sky expenses		*
Printing		*
Trustee's expenses		*
Fees of rating agencies		*
Transfer agent fees and expenses		*
Miscellaneous expenses		*

Total	$10,070

*
These fees and expenses depend on the securities offered and the number of securities issuances and cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        The California General Corporation Law (the "CGCL") provides a detailed statutory framework covering limitation of liability of directors in certain instances and indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

        With respect to limitation of liability, the CGCL permits a California corporation to adopt a provision in its articles of incorporation reducing or eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the fiduciary duty of care, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of duty of loyalty). The CGCL in this regard relates only to actions brought by shareholders on behalf of the corporation (i.e., "derivative actions") and does not apply to claims brought by outside parties.

        The articles of incorporation and bylaws of Heritage Commerce Corp implement the applicable statutory framework by limiting the personal liability of directors for monetary damages for a breach of a director' fiduciary duty of care and making indemnification mandatory in those situations where it is merely permissible under the CGCL.

        With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful "on the merits" in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

        The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation's articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

        The Company presently maintains a policy of directors' and officers' liability insurance that provides coverage sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.

        The Company has entered into agreements with its directors and its executive officers that require the Company to indemnify such persons to the fullest extent permitted under California law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The Company intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 16.    Exhibits.

        The following is a list of exhibits filed as part of the Registration Statement:

1.1	Form of Underwriting Agreement of equity securities*
1.2	Form of Underwriting Agreement of debt securities*
2.1
Agreement and Plan of Merger, dated April 23, 2015, by and among Heritage Commerce Corp, Heritage Bank of Commerce and Focus Business Bank (incorporated by reference from the Registrant's Current Report on Form 8-K filed on April 23, 2015)
3.1	Restated Articles of Incorporation of Heritage Commerce Corp (incorporated by reference from the Registrant's Annual Report on Form 10-K filed on March 4, 2010)
3.2
Certificate of Amendment of Articles of Incorporation of Heritage Commerce Corp, as filed with the California Secretary of State on June 1, 2010 (incorporated by reference from the Registration Statement on Form S-1 filed July 23, 2010)
3.3	Bylaws, as amended, of Heritage Commerce Corp (incorporated by reference from the Registrant's Current Report Form 8-K filed June 28, 2013)
4.1	Form of Indenture for Senior Debt Securities (including form of Note)**
4.2	Form of Indenture for Subordinated Debt Securities (including form of Note)**
4.3	Form of Deposit Agreement for Depositary Shares (including Form of Depositary Share Certificate)*
4.4	Form of Purchase Contract*
4.5	Form of Preferred Stock Certificate*
4.6	Form of Warrant Agreement (including Form of Warrant Certificate)*
4.7	Form of Unit Agreement*
5.1	Opinion of Buchalter Nemer, a Professional Corporation**
23.1	Consent of Crowe Horwath LLP**
23.2	Consent of Buchalter Nemer, a Professional Corporation (included in Exhibit 5.1)**
24.1	Power of Attorney**
25.1	Form T-1 Statement of Eligibility of the trustee under the Indenture for Senior Debt Securities***
25.2	Form T-1 Statement of Eligibility of the trustee under the Indenture for Subordinated Debt Securities***

*
To be filed by amendment with a prospectus supplement or incorporated by reference from a Current Report on Form 8-K.

**
Previously filed

***
To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, on Form 305B2 as applicable.

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

  (iii)
  the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

  (iv)
  any other communication that is an offer in the offering made by the registrant to the purchaser.

        The registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that for the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, State of California, on September 27, 2016.

HERITAGE COMMERCE CORP
By:	/s/ WALTER T. KACZMAREK Walter T. Kaczmarek President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

* Julianne Biagini-Komas	Director	September 27, 2016
* Frank G. Bisceglia	Director	September 27, 2016
* Jack W. Conner	Director and Chairman of the Board	September 27, 2016
* J. Philip DiNapoli	Director	September 27, 2016
* John M. Eggemeyer	Director	September 27, 2016
Steven L. Hallgrimson	Director
/s/ WALTER T. KACZMAREK Walter T. Kaczmarek	Director and Chief Executive Officer and President (Principal Executive Officer)	September 27, 2016

S-1

Signatures		Title	Date

/s/ LAWRENCE D. MCGOVERN Lawrence D. McGovern		Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 27, 2016
* Robert T. Moles		Director	September 27, 2016
* Laura Roden		Director	September 27, 2016
* Ranson W. Webster		Director	September 27, 2016
* W. Kirk Wycoff		Director	September 27, 2016
By	/s/ LAWRENCE D. MCGOVERN Attorney-in-Fact		September 27, 2016

S-2

 EXHIBIT INDEX

1.1	Form of Underwriting Agreement of equity securities*
1.2	Form of Underwriting Agreement of debt securities*
2.1
Agreement and Plan of Merger, dated April 23, 2015, by and among Heritage Commerce Corp, Heritage Bank of Commerce and Focus Business Bank (incorporated by reference from the Registrant's Current Report on Form 8-K filed on April 23, 2015)
3.1	Restated Articles of Incorporation of Heritage Commerce Corp (incorporated by reference from the Registrant's Annual Report on Form 10-K filed on March 4, 2010)
3.2
Certificate of Amendment of Articles of Incorporation of Heritage Commerce Corp, as filed with the California Secretary of State on June 1, 2010 (incorporated by reference from the Registration Statement on Form S-1 filed July 23, 2010)
3.3	Bylaws, as amended, of Heritage Commerce Corp (incorporated by reference from the Registrant's Current Report Form 8-K filed June 28, 2013)
4.1	Form of Indenture for Senior Debt Securities (including form of Note)**
4.2	Form of Indenture for Subordinated Debt Securities (including form of Note)**
4.3	Form of Deposit Agreement for Depositary Shares (including Form of Depositary Share Certificate)*
4.4	Form of Purchase Contract*
4.5	Form of Preferred Stock Certificate*
4.6	Form of Warrant Agreement (including Form of Warrant Certificate)*
4.7	Form of Unit Agreement*
5.1	Opinion of Buchalter Nemer, a Professional Corporation**
23.1	Consent of Crowe Horwath LLP**
23.2	Consent of Buchalter Nemer, a Professional Corporation (included in Exhibit 5.1)**
24.1	Power of Attorney**
25.1	Form T-1 Statement of Eligibility of the trustee under the Indenture for Senior Debt Securities***
25.2	Form T-1 Statement of Eligibility of the trustee under the Indenture for Subordinated Debt Securities***

*
To be filed by amendment with a prospectus supplement or incorporated by reference from a Current Report on Form 8-K.

**
Previously filed

***
To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, on Form 305B2 as applicable.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX